Exhibit 10.21

Harley-Davidson, Inc.
Notice of Grant of Stock Options and Option Agreement	ID: 39-1805420 3700 West Juneau Avenue
Milwaukee, WI 53208

«FirstName» «LastName»	Option Number:
«Address1»	Plan:	2004 Incentive Stock Plan
«City,» «State» «Zip»	ID:
«Country»

Effective «GrantDate» (the “Grant Date”), you have been granted a(n) Non-Qualified Stock Option to buy «# of shares» shares of Harley-Davidson, Inc. (the Company) stock at «price» per share.

The total option price of the shares granted is «$ amount».

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

«shares»
«shares»
«shares»
«shares»

These options are granted under and governed by the terms and conditions of the Company's 2004 Incentive Stock Plan, as amended, and this Option Agreement. You may return this Option Agreement to the Company (in care of the Vice President and Treasurer) within thirty (30) days after the Grant Date, and by doing so you will forfeit any rights under this Option Agreement. If you choose to retain this Option Agreement beyond that date, then you accept the terms of these options and agree and consent to all amendments to the 2004 Incentive Stock Plan and the Company’s 1995 Stock Option Plan through the Grant Date as they apply to these options and any prior awards to you under such plans.

Vice President and Treasurer

Date:	01/10/2002
Time:	1:58:17 PM